================================================================================
                                                                   EXHIBIT 10.39




                              AMENDED AND RESTATED
                         RECEIVABLES TRANSFER AGREEMENT


                                  by and among


                        REDWOOD RECEIVABLES CORPORATION,
                                  as a Conduit,


                      PARK AVENUE RECEIVABLES CORPORATION,
                                  as a Conduit,


                             MP RECEIVABLES COMPANY,
                                 as Transferor,


                                 CAREMARK INC.,
                     as Originator and as Collection Agent,


                            THE CHASE MANHATTAN BANK,
                            as the PARCO Group Agent,


                                       and


                      GENERAL ELECTRIC CAPITAL CORPORATION,
               as the Redwood Group Agent and as the Funding Agent


                          Dated as of January 31, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I DEFINITIONS.............................................................................................    2
         Section 1.1    Certain Defined Terms.....................................................................    2
         Section 1.2    Other Terms...............................................................................    2
         Section 1.3    Computation of Time Periods...............................................................    2
ARTICLE II PURCHASES AND SETTLEMENTS..............................................................................    2
         Section 2.1    Facility..................................................................................    2
         Section 2.2    Transfers; Transfer Certificates and Percentage Factor....................................    3
         Section 2.3    Selection of Tranche Periods for BR Tranches and Eurodollar Tranches......................    5
         Section 2.4    Discount, Fees and Other Costs and Expenses...............................................    5
         Section 2.5    Non-Liquidation Settlement and Reinvestment Procedures....................................    6
         Section 2.6    Liquidation Settlement Procedures.........................................................    8
         Section 2.7    Fees......................................................................................    9
         Section 2.8    Protection of Ownership Interest of Funding Agent.........................................    9
         Section 2.9    Deemed Collections; Application of Payments...............................................   10
         Section 2.10   Payments and Computations, Etc............................................................   11
         Section 2.11   Reports...................................................................................   11
         Section 2.12   Collection Account........................................................................   12
         Section 2.13   Right of Setoff...........................................................................   12
         Section 2.14   Sharing of Payments, Etc..................................................................   13
         Section 2.15   Broken Funding............................................................................   13
         Section 2.16   Conversion and Continuation of Outstanding Tranches Funded by the APA Banks...............   13
         Section 2.17   Illegality................................................................................   14
         Section 2.18   Inability to Determine Eurodollar Rate....................................................   15
ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................   15
         Section 3.1    Representations and Warranties of the Transferor..........................................   16
         Section 3.2    Reaffirmation of Representations and Warranties by the Transferor.........................   19
         Section 3.3    Representations and Warranties of the Originator..........................................   19
ARTICLE IV CONDITIONS PRECEDENT...................................................................................   19
         Section 4.1    Conditions to Effectiveness...............................................................   19
ARTICLE V COVENANTS...............................................................................................   22
         Section 5.1    Affirmative Covenants.....................................................................   22
         Section 5.3    Representations, Warranties and Covenants of the Originator...............................   29
ARTICLE VI ADMINISTRATION AND COLLECTIONS.........................................................................   30
         Section 6.1    Appointment of Collection Agent...........................................................   30
         Section 6.2    Duties of Collection Agent................................................................   30
         Section 6.3    Rights After Designation of Collection Agent..............................................   32
         Section 6.4    Collection Agent Default..................................................................   32
         Section 6.5    Indemnities by the Collection Agent.......................................................   34
         Section 6.6    Responsibilities of the Originator........................................................   34
ARTICLE VII TERMINATION EVENTS....................................................................................   34
         Section 7.1    Termination Events........................................................................   35
         Section 7.2    Remedies Upon the Occurrence of a Termination Event.......................................   37
         Section 7.3    Reconveyance Under Certain Circumstances..................................................   38
ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS...........................................................   39
         Section 8.1    Indemnities by the Transferor.............................................................   39
         Section 8.2    Indemnity for Reserves and Expenses.......................................................   41
         Section 8.3    Indemnity for Taxes.......................................................................   42
         Section 8.4    Other Costs, Expenses and Related Matters.................................................   43
ARTICLE IX MISCELLANEOUS..........................................................................................   44
         Section 9.1    Term of Agreement.........................................................................   44
         Section 9.2    Waivers; Amendments.......................................................................   44

         Section 9.3    Notices...................................................................................   45
         Section 9.4    Governing Law; Submission to Jurisdiction; Integration....................................   47
         Section 9.5    Severability; Counterparts................................................................   48
         Section 9.6    Successors and Assigns....................................................................   48
         Section 9.7    Confidentiality...........................................................................   48
         Section 9.8    No Bankruptcy Petition Against Redwood or PARCO...........................................   49
         Section 9.9    Limited Recourse..........................................................................   49
         Section 9.10   Characterization of the Transactions Contemplated by the Agreement........................   50
         Section 9.11   Waiver of Setoff..........................................................................   51
         Section 9.12   Conflict Waivers..........................................................................   51
         Section 9.13   Liability of Funding Agent................................................................   51
         Section 9.16   No Bankruptcy Petition against Transferor.................................................   53
         Section 9.17   Limitation of Liability...................................................................   54
         Section 9.18   Third Party Beneficiary...................................................................   54


EXHIBITS
--------

EXHIBIT A                      Form of Contract

EXHIBIT B                      Form of Deposit Report

EXHIBIT C                      List of Lock-Box Banks and Accounts

EXHIBIT D                      Form of Lock-Box Agreement

EXHIBIT E                      Form of Settlement Report

EXHIBIT F                      Form of Transfer Certificate

EXHIBIT G                      List of Actions and Suits

EXHIBIT H                      Location of Records

EXHIBIT I                      List of Subsidiaries, Divisions and Tradenames

EXHIBIT J                      Form of Secretary's Certificate

SCHEDULES
---------

SCHEDULE A                     Schedule of Definitions

                              AMENDED AND RESTATED
                         RECEIVABLES TRANSFER AGREEMENT


         AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of January 31, 2001, by and among MP RECEIVABLES COMPANY, a Delaware corporation, as transferor (in such capacity, the "Transferor"), CAREMARK INC., a California corporation, individually (the "Originator") and as collection agent (in such capacity, the "Collection Agent"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation ("PARCO"), THE CHASE MANHATTAN BANK, a New York state banking corporation ("Chase"), as agent for PARCO and the PARCO APA Banks (in such capacity, the "PARCO Group Agent") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as agent for Redwood and the Redwood Liquidity Providers (in such capacity, the "Redwood Group Agent") and as funding agent for the benefit of the Conduits, the Group Agents and the APA Banks (in such capacity, the "Funding Agent").

                             PRELIMINARY STATEMENTS

         WHEREAS, pursuant to the Receivables Transfer Agreement, dated as of December 4, 1998, by and among the Transferor, the Originator, PARCO and Chase (the "Original Transfer Agreement"), the Transferor has conveyed, transferred and assigned, from time to time, undivided percentage interests in certain accounts receivable, and PARCO has, and the APA Banks, if requested by PARCO, have, accepted such conveyances, transfers and assignments of such undivided percentage interests, subject to the terms and conditions of the Original Transfer Agreement.

         WHEREAS, the parties hereto intend to amend and restate that Original Transfer Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Transfer Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1       CERTAIN DEFINED TERMS.

         Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein.

         SECTION 1.2       OTHER TERMS.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         SECTION 1.3       COMPUTATION OF TIME PERIODS.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

         SECTION 2.1       FACILITY.

         Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, the Transferor may, at its option, convey, transfer and assign to the Funding Agent, as agent for the Transferees, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. The Funding Agent shall act on behalf of the Transferees in this regard.

         The Transferees shall accept Incremental Transfers from the Effective Date until the Termination Date as follows:

         (a) with respect to the Redwood Group and its Share of the Transfer Price for any Incremental Transfer, Redwood (prior to the occurrence of the Redwood Termination Date) and the Redwood Committed Transferee (after the occurrence of the Redwood Committed Transferee Funding Event) severally agree to make available such Share of such Transfer Price, and

         (b) with respect to the PARCO Group and its Share of the Transfer Price for any Incremental Transfer, PARCO may, in its sole discretion, and, if PARCO does not make available such Share of such Transfer Price, then the PARCO APA Banks shall make available such Share of such Transfer Price.

         Under no circumstances shall any Transferee have any obligation to pay any portion of the Transfer Price related to any Incremental Transfer if, after giving effect to such Incremental Transfer and the payment of such portion of the Transfer Price, (w) any of the representations and warranties made or to be made by the Transferor on the date of such Transfer pursuant to Section 3.2 is not true or correct on such date as if made on such date, (x) the Net Investment outstanding hereunder would exceed the Facility Limit, (y) such Transferee Group's Transferee Group Net Investment would, after giving effect to such Incremental Transfer, exceed such Transferee Group's Transferee Group Limit or
(z) the Percentage Factor would exceed the Maximum Percentage Factor.

         By accepting any conveyance, transfer and assignment hereunder, the Conduits, the Funding Agent, any Group Agent and/or any APA Bank neither assume nor shall any of them have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Originator.

         SECTION 2.2       TRANSFERS; TRANSFER CERTIFICATES AND PERCENTAGE
FACTOR.

         (a) Incremental Transfers. Subject to Section 2.1, the Transferor shall, by notice to each Group Agent given by telecopy, offer to convey, transfer and assign to the Funding Agent, for the benefit of the Transferees, undivided percentage ownership interests in the Receivables and Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (i) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit and each Transferee Group's Share of such Transfer Price; (ii) the desired date of such Incremental Transfer; and
(iii) if such Incremental Transfer is to be funded as a BR Tranche or a Eurodollar Tranche, the desired Tranche Period(s) (it being understood that all CP Tranches shall have a Tranche Period as defined in the definition of CP Tranche Period). Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Funding Agent and each Group Agent, as and when due in accordance with this Agreement, a completed Deposit Report prior to the desired date of such Incremental Transfer, together with such other additional information as the Funding Agent or the Group Agent may reasonably request. Each Group Agent shall immediately notify the members of its Transferee Group of a request for an Incremental Transfer received by it. On the date requested for such Incremental Transfer (provided the prior notice for such Incremental Transfer has been given), each Group Agent shall deposit to the Transferor's account at the location indicated in Section
9.3 hereof, in immediately available funds, an amount equal to its Transferee Group's Share of the cash portion of the Transfer Price for such Incremental Transfer.

         Each notice of proposed Incremental Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Transferees against any loss or expense incurred by any Transferee, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Transferee, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by any such Transferee (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such Incremental Transfer.

         On the date of the initial Incremental Transfer, the Transferor shall deliver to the Funding Agent, a Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). On the date of each Incremental Transfer, each Group Agent shall send written confirmation to the Transferor of the cash portion of such Group Agent's Transferee Group's Share of the Transfer Price, the Tranche Period(s) (if applicable), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Funding Agent shall indicate the amount of each Transferee Group's Share of each Incremental Transfer, together with the date thereof, as well as any decrease in the Net Investment, on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Transfers.

         (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign, to the Funding Agent on behalf of the Transferees undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5(a) hereof, such that, after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the cash portion of the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

         (c) All Transfers. Each Transfer shall constitute a purchase of an undivided percentage ownership interest in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The aggregate undivided percentage ownership interest of the Funding Agent on behalf of the Transferees in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

         (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be fixed and shall remain at 100%. Following any assignment of any portion of the Transferred Interest to the Redwood Liquidity Providers pursuant to the Redwood Liquidity Agreement, the Redwood Group Agent shall, at all times and from time to time, calculate Redwood's and each Redwood Liquidity Bank's pro rata interest in the Percentage Factor and regularly report thereon to Redwood and the Redwood Liquidity Providers (with copies thereof to the Transferor and the Funding Agent). Following any assignment of any portion of the Transferred Interest to the PARCO APA Banks pursuant to the PARCO Asset Purchase Agreement, the PARCO Group Agent shall, at all times and from time to time, calculate PARCO's and each PARCO APA Bank's pro rata interest in the Percentage Factor and regularly report thereon to PARCO and the PARCO APA Banks (with copies thereof to the Transferor and the Funding Agent).

         SECTION 2.3 SELECTION OF TRANCHE PERIODS FOR BR TRANCHES AND EURODOLLAR TRANCHES.

         (a) Prior to the Termination Date. At all times with respect to any portion of the Transferred Interest which has been transferred to the APA Banks (or any of them) prior to the Termination Date or the occurrence of a Potential Termination Event, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by the APA Banks (or any of them), the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the applicable Group Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period, and, if the Transferor fails to give any such notice, then the Tranche shall be a BR Tranche and the Tranche Period shall continue until the applicable notice is given, unless the Termination Date or a Potential Termination Event shall occur, in which case the provisions of Section 2.3(b) shall apply. Any Tranche Period maintained by the APA Banks which is outstanding on the Termination Date shall end on the Termination Date.

         (b) After the Termination Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall have been owned by, or transferred to, the APA Banks (or any of them), the applicable Group Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

         SECTION 2.4       DISCOUNT, FEES AND OTHER COSTS AND EXPENSES.

         Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, Discount, Servicing Fees and other Aggregate Unpaids that are properly due and payable by it. On the last day of each Tranche Period or as otherwise provided in Section 2.6, the Transferor shall pay to the Redwood Group Agent, on behalf of Redwood and the Redwood Liquidity Providers , and/or the PARCO Group Agent, on behalf of PARCO and the PARCO APA Banks, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period; provided that (a) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (b) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued Discount on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto.

         Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

         SECTION 2.5       NON-LIQUIDATION SETTLEMENT AND REINVESTMENT
PROCEDURES.

         (a) Procedures Prior to Any Partial Liquidation. On each day after the date of any Transfer but prior to the earlier of (x) any Partial Liquidation and (y) the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of the Collections received on or prior to such day and not previously applied or accounted for:

                  (i) set aside and hold in trust for each Transferee Group (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount on all Tranches, and the Servicing Fee, in each case accrued through such day and not so previously set aside or paid, and

                  (ii) apply the balance of such Collections to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof.

         Prior to the occurrence of the Termination Date and the occurrence and continuance of a Potential Termination Event, on the last day of each Tranche Period , from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5(a) hereof, the Collection Agent shall deposit to the Redwood Funding Account and/or the PARCO Funding Account, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche and Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. Each Group Agent, upon its receipt of such amounts in the applicable Funding Account, shall distribute such amounts to the Conduits and/or the APA Banks entitled thereto as set forth above; provided that if the Group Agents shall have insufficient funds to pay all of the above amounts in full on any such date, the Group Agents shall notify the Transferor and the Transferor shall immediately pay to the Group Agents, from funds previously paid to the Transferor, an amount equal to such insufficiency.

         (b) Procedures During Any Partial Liquidation. On each day during a Partial Liquidation but prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of the Collections received on or prior to such day and not previously applied or accounted for:

                  (i) set aside and hold in trust for each Transferee Group (or deposit into the Collection Account if so required pursuant to Section
         2.12 hereof) an amount equal to all Discount on all Tranches, and the Servicing Fee, in each case accrued through such day and not so previously set aside or paid, and pay to the Group Agent for the Liquidating Group the amount of the Discount on all Tranches that has accrued on such day with respect to Tranches funded by such Transferee Group, in payment of such Discount;

                  (ii) pay to the Group Agent for the Liquidating Group an amount equal to such Transferee Group's Liquidation Share of all remaining Collections, up to the amount of such Transferee Group's Transferee Group Net Investment, in payment of such Transferee Group Net Investment;

                  (iii) apply the balance of such Collections to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof.

         Prior to the occurrence of the Termination Date and the occurrence and continuance of a Potential Termination Event, on the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5(b) hereof, the Collection Agent shall deposit to the Redwood Funding Account and/or the PARCO Funding Account (whichever Transferee Group is not then undergoing a Partial Liquidation), an amount equal to the accrued and unpaid Discount for such Tranche and Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. Each Group Agent, upon its receipt of such amounts in the applicable Funding Account, shall distribute such amounts to the Conduits and/or the APA Banks entitled thereto as set forth above; provided that if the Group Agents shall have insufficient funds to pay all of the above amounts in full on any such date, the Group Agents shall notify the Transferor and the Transferor shall immediately pay to the Group Agents, from funds previously paid to the Transferor, an amount equal to such insufficiency.

         (c) Payments to Reduce the Net Investment. If at any time prior to the Termination Date or the occurrence and continuance of a Potential Termination Event, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to each Group Agent, for the benefit of its respective Transferee Group, from previously received Collections, such Transferee Group's Share of an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by each Group Agent.

         (d) Payments to the Transferor of Excess Amounts. In addition, the Collection Agent shall remit to the Transferor, on each Settlement Date, such portion of Collections not allocated or applied pursuant to the provisions of this Section 2.5.

         SECTION 2.6       LIQUIDATION SETTLEMENT PROCEDURES.

         On each day on and after the Termination Date and on each day on which a Potential Termination Event shall be continuing, the Collection Agent shall deposit to the Redwood Funding Account, for the benefit of the Redwood Group, and to the PARCO Funding Account, for the benefit of the PARCO Group, such Transferee Group's Share of all Collections received on such day, but not to exceed, in the aggregate, the sum of (a) the accrued Discount for all Tranches,
(b) the Net Investment and (c) all other Aggregate Unpaids. On each day on which Collections are received by the Group Agents, the appropriate Group Agent shall apply such amounts in the following order of priority:

                  (i) first, in payment of the accrued Discount for all Tranche Periods,

                  (ii) second, if none of the Transferor, the Originator or any Affiliate of the Transferor or the Originator is then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, to the extent accrued through such day,

                  (iii)    third, in reduction of the Net Investment,

                  (iv) fourth, in payment of all fees payable by the Transferor hereunder, to the extent accrued through such day,

                  (v)      fifth, in payment of all other Aggregate Unpaids,

                  (vi) sixth, if the Transferor, the Originator or any Affiliate of the Transferor or the Originator is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent, to the extent accrued through such day, and

                  (vii) seventh, all remaining amounts to the Transferor or its designee.

         Each Group Agent, upon its receipt of such amounts in the applicable Funding Account, shall distribute such amounts to the Conduits and/or the APA Banks entitled thereto as set forth above; provided that if the Group Agents shall have insufficient funds to pay all of the above amounts in full on any such date, the Group Agents shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Group Agents shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

         Following the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, (A) the Collection Agent shall recompute the Percentage Factor, (B) the Funding Agent, on behalf of the Transferees, shall be deemed to have reconveyed to the Transferor all of its right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, (C) all remaining Collections shall be paid to the Transferor or its designees and (D) the Funding Agent, as agent for the Transferees, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Funding Agent's interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor.

         SECTION 2.7       FEES.

         Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, as and when due in accordance with the Fee Letters, the fees specified in each of the Fee Letters.

         SECTION 2.8       PROTECTION OF OWNERSHIP INTEREST OF FUNDING AGENT.

         (a) Each of the Transferor and the Originator agrees that it will, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Funding Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Funding Agent, on behalf of the Transferees, to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each of the Transferor and the Originator will, upon the request of the Funding Agent, in order to accurately reflect this purchase and sale transaction, (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Funding Agent as agent for the Transferees and (ii) mark its master data processing records and other documents with a legend describing the conveyance of Receivables by the Originator to the Transferor and the conveyance of the Transferred Interest by the Transferor to the Funding Agent as agent for the Transferees. Each of the Transferor and the Originator shall, upon request of the Funding Agent, obtain such additional search reports as the Funding Agent shall request. To the fullest extent permitted by applicable law, the Funding Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Originator's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor nor the Originator shall change its name, identity or corporate structure, nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (A) given the Funding Agent at least ten (10) days' prior notice thereof and (B) prepared and filed at Transferor's or Originator's expense, as the case may be, and delivered to the Funding Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Funding Agent (acting at the direction of the Group Agents) in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

         (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly into a Lock-Box Account. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Funding Agent as agent for the Transferees which is hereby granted to the Funding Agent as agent for the Transferees by the Transferor (as assignee of the Originator). The

Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent Default nor any other Termination Event or Potential Termination Event has occurred and is continuing hereunder. Upon the occurrence of either a Collection Agent Default or any other Termination Event or Potential Termination Event, the Funding Agent (acting at the direction of the Required APA Banks) may, pursuant to the Lock-Box Agreements, deliver notices to the Lock-Box Banks and terminate the Collection Agent's ability to provide instructions to the Lock-Box Banks. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement and the Funding Agent has received a Lock-Box Agreement executed by such Lock-Box Bank with respect to each new Lock-Box Account. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Funding Agent shall have received thirty (30) days' prior notice of such termination and, prior to such termination, arrangements satisfactory to the Group Agents have been made to assure that all Collections that were directed to be sent to such Lock-Box Bank have been or will be directed to be sent to an alternate Lock-Box Bank. If the Transferor, the Originator or the Collection Agent receives any Collections, then the Transferor, the Originator or the Collection Agent, as applicable, shall immediately, but in no event later than one (1) Business Day after receipt thereof, remit such Collections to a Lock-Box Account.

         SECTION 2.9       DEEMED COLLECTIONS; APPLICATION OF PAYMENTS.

         (a) If on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Group Agents.

         (b) If, on any day, any representation or warranty made herein with respect to any Receivable is determined to be incorrect or untrue in any material respect as of the date such representation or warranty was made, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Group Agents. Simultaneously with any such payment by the Transferor, the Funding Agent, as agent for the Transferees, shall be deemed to convey all of its right, title and interest in such Receivable and Related Security to the Transferor, and shall, at the sole cost and expense of the Transferor, take all action reasonably requested by the Transferor to effectuate such conveyance.

         (c) Any payment by an Obligor in respect of a Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Funding Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

         SECTION 2.10      PAYMENTS AND COMPUTATIONS, ETC.

         All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York time) on the day when due in immediately available funds. If such amounts are payable to the Redwood Group, they shall be paid or deposited in the Redwood Funding Account, until otherwise notified by the Redwood Group Agent. If such amounts are payable to the PARCO Group, they shall be deposited to the PARCO Funding Account, until otherwise notified by the PARCO Group Agent. No later than 3:00 P.M. (New York time) on the date of any Incremental Transfer hereunder, the Conduits or the APA Banks, as applicable, will make available to the Transferor, in immediately available funds, the cash portion of the Transfer Price of such Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. The Transferor shall, to the extent permitted by law, pay to the applicable Group Agent, for the benefit of the applicable Transferee Group, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Discount calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Funding Agent and/or any Group Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

         SECTION 2.11      REPORTS.

         (a) The Collection Agent shall prepare and forward to each Group Agent, the Funding Agent and the Transferor (i) on each Settlement Date, a Settlement Statement as of the end of the last day of the immediately preceding Settlement Period and (ii) on any other Business Day, such other information as the Transferor, any Group Agent or Funding Agent may reasonably request.

         (b) The Collection Agent shall submit to each Group Agent and the Funding Agent, no later than 1:00 P.M. (New York time) on each Weekly Settlement Date (or, after the occurrence and continuation of a Termination Event or Potential Termination Event, on each Business Day), a written report substantially in the form attached hereto as Exhibit B (the "Deposit Report") setting forth total Collections deposited in the Lock-Box Account and, if applicable, the Collection Account, Receivables and Eligible Receivables created during the immediately preceding calendar week (or immediately preceding day, if such report is being delivered on each Business Day), and such other information as any Group Agent or the Funding Agent may reasonably request. The Deposit Report may be delivered in an electronic format mutually agreed upon by the Collection Agent, each Group Agent and the Funding Agent or, pending such agreement, by facsimile. By delivery of a Deposit Report, the Originator shall be deemed to have made a representation and warranty that the information set forth therein is true and correct in all material respects.

         SECTION 2.12      COLLECTION ACCOUNT.

         There shall be established on the day of the initial Transfer hereunder and maintained, for the benefit of the Funding Agent, as agent for the Transferees, a segregated account with Bank One, N.A., or such other financial institution as may be acceptable to the Funding Agent (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Funding Agent, as agent for the Transferees. On and after the occurrence of a Collection Agent Default or a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Funding Agent in Permitted Investments that will mature on the next Business Day. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

         SECTION 2.13      RIGHT OF SETOFF.

         The Funding Agent, each Group Agent, each of the Conduits and each of the APA Banks is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date and at any time after the occurrence, and during the continuation, of a Potential Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by any such Person to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

         SECTION 2.14      SHARING OF PAYMENTS, ETC.

         If the Funding Agent, any Group Agent, any of the Conduits or any of the APA Banks (for purposes of this Section 2.14 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Aggregate Unpaids in excess of its Share of the Aggregate Unpaids, such Recipient shall forthwith purchase from each other Conduit and/or APA Bank entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         SECTION 2.15      BROKEN FUNDING.

         In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the APA Banks for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Bank shall be deemed to include an amount determined by such APA Bank to be the excess, if any, of (i) the amount of Discount which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five
(45) days after any APA Bank hereunder receives actual knowledge of any of the events specified in this Section 2.15, a certificate of such APA Bank setting forth any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.15 and the reason(s) therefor shall be delivered to the Transferor (with a copy to the Funding Agent and the applicable Group Agent) and shall be conclusive absent manifest error. The Transferor shall pay each such APA Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         SECTION 2.16 CONVERSION AND CONTINUATION OF OUTSTANDING TRANCHES FUNDED BY THE APA BANKS.

         Prior to the occurrence of the Termination Date or a Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Potential Termination Event has occurred and is continuing, then (i) no outstanding Tranche funded by the APA Banks may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to an BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Funding Agent (who shall immediately notify the appropriate Group Agent thereof by forwarding to such Group Agent a copy of such notice) irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 12:30 P.M. (New York time) (A) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (B) following the Termination Date or the occurrence and continuation of a Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such Tranche shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify (1) the requested date (which shall be a Business Day) of such conversion or continuation, (2) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (3) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

         SECTION 2.17      ILLEGALITY.

         (a) Notwithstanding any other provision herein, if, after the Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such APA Bank shall, within thirty (30) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the Funding Agent and the applicable Group Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such APA Bank hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be cancelled, and such cancellation shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

         If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, the Transferor shall pay to such APA Bank such amounts, if any, as may be required to compensate such APA Bank. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA Bank knows of such change in circumstances, notify the Transferor, the applicable Group Agent and the Funding Agent, and upon receipt of such notice, the obligations of such APA Bank to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

         (b) Each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such APA Bank, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

         SECTION 2.18      INABILITY TO DETERMINE EURODOLLAR RATE.

         If, prior to the first day of any Eurodollar Tranche Period:

         (a) any Group Agent on behalf of its Transferee Group shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Tranche Period; or

         (b) any Group Agent on behalf of its Transferee Group shall have received notice from the APA Banks for its Transferee Group that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such APA Banks (as conclusively certified by such APA Banks) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche Period;

then, in either such event, such Group Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor as soon as practicable (but, in any event, within thirty (30) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by such Group Agent, no further Eurodollar Tranches shall be made by the related Transferee Group. Each Group Agent agrees to withdraw any such notice as soon as reasonably practicable after it is notified of a change in circumstances which makes such notice inapplicable.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1       REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.

         The Transferor hereby represents and warrants to the Funding Agent, the Group Agents and the Transferees that:

         (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

         (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims (other than Adverse Claims in favor of the Funding Agent, as agent for the Transferees). On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and the Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor (including, without limitation, the Deposit Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to any Conduit, any APA Bank, any Group Agent or the Funding Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to any Conduit, any APA Bank, any Group Agent or the Funding Agent will be, true and correct in all material respects, on the date such information is stated or certified.

         (f) Tax Status. The Transferor has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

         (g) Action, Suits. Except as set forth in Exhibit G hereof (as may be amended by the Transferor from time to time), there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

         (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i) Place of Business. The principal place of business and chief executive office of the Transferor is located at the address indicated in
Section 9.3 hereof, and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit H or such other locations notified to the Funding Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

         (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Funding Agent, as agent for the Transferees, shall acquire (i) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (ii) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

         (k) Tradenames, Etc. As of the date hereof: (i) each of the Transferor and the Originator has only the divisions listed on Exhibit I hereto; and (ii) each of the Transferor and the Originator has, within the last five (5) years, operated only under the tradenames identified in Exhibit I hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Exhibit I hereto.

         (l) Nature of Receivables. Each Receivable (i) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Settlement Report or other report delivered pursuant to Section 2.11 hereof) or (ii) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable".

         (m) Coverage Requirement. The Percentage Factor does not exceed the Maximum Percentage Factor.

         (n) Credit and Collection Policy. Since January 1, 2001, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

         (o) Collections and Servicing. Since January 1, 2001, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Originator, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

         (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

         (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Act, or is exempt from all provisions of such Act.

         (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

         (s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Funding Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.

         (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

         (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by the Originator has been purchased by the Transferor from the Originator pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

         (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from the Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Originator to the Transferor, and no such transfer is or may be voidable under the Bankruptcy Code.

         (w) Subsidiaries. The Transferor has no Subsidiaries and is not engaged in any joint venture with any other Person.

         (x) Ownership. All of the Transferor's issued and outstanding capital stock is owned by the Originator. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Transferor may be required to issue, sell, repurchase or redeem any of its capital stock or other equity securities.

         (y) Separateness. The Transferor is operated in such a manner that the separate corporate existence of the Transferor will not be disregarded in the event of a bankruptcy or insolvency of the Originator, including, without limitation, as required pursuant to Section 5.1(o) hereof.

         (z) Brokers. No broker or finder acting on behalf of the Transferor was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Transferor has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         SECTION 3.2 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR.

         On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5(a) hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day.

         SECTION 3.3       REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR.

         The Originator hereby reaffirms to the Funding Agent, each Group Agent, each Conduit and the APA Banks its representations and warranties made to the Transferor in Article IV of the Receivables Purchase Agreement as of the date made or deemed made thereunder.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1       CONDITIONS TO EFFECTIVENESS.

         This Agreement shall become effective on the first day on which the Funding Agent shall have received the following documents, instruments and fees, all of which shall be in a form and substance reasonably acceptable to the Funding Agent and the Group Agents (such day, the "Effective Date"):

         (a) A Certificate of the Secretary or any Assistant Secretary of the Transferor in substantially the form of Exhibit J hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Funding Agent, the Group Agents and the Transferees may conclusively rely until such time as the Funding Agent shall receive from the

Transferor a revised Certificate meeting the requirements of this clause
(a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) certificate of the Secretary of State of the State of Illinois certifying the Transferor's good standing under the laws of the State of Illinois.

         (b) A Certificate of the Secretary or any Assistant Secretary of the Originator in substantially the form of Exhibit J hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Funding Agent, the Group Agents and the Transferees) may conclusively rely until such time as the Funding Agent shall receive from the Originator a revised Certificate meeting the requirements of this clause
(b)(i)), (ii) a copy of the Originator's Certificate of Incorporation, (iii) a copy of the Originator's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Originator approving this transaction and (v) certificate of the Secretary of State of the State of Illinois certifying the Originator's good standing under the laws of the State of Illinois.

         (c) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date, naming the Transferor as the debtor, the Funding Agent, as agent for the Transferees, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the security interest in favor of the Funding Agent, as agent for the Transferees, in all Receivables, Related Security and Collections.

         (d) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date, naming the Originator as debtor/seller, the Transferor as secured party/purchaser, and the Funding Agent, as agent for the Transferees, as assignee of the secured party/purchaser, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Funding Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's interest in all Receivables, Related Security and Collections.

         (e) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate or assign to the Funding Agent, as agent for the Transferees, all security interests and other rights of any person in Receivables previously granted by the Transferor.

         (f) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person (other than the Transferor) in Receivables previously granted by the Originator.

         (g) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Funding Agent), dated a date reasonably near the Effective Date, listing all effective financing statements which name the Transferor and the Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or (j) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

         (h) Executed copies of the Lock-Box Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts.

         (i) An opinion of Foley & Lardner, special California counsel to the Parent, regarding corporate matters.

         (j) An opinion of King & Spalding, special counsel to the Transferor and the Originator, regarding the application of the doctrine of substantive consolidation and that the assets and liabilities of the Transferor will not be substantively consolidated with those of its parent.

         (k) An opinion of King & Spalding, special counsel to the Transferor and the Originator, regarding the characterization of the transfers of the Receivables by the Originator to the Transferor under the Receivables Purchase Agreement as "true sales" thereof and accordingly that such transferred Receivables and the proceeds thereof would not constitute property of the estate of the Originator in the event the Originator became the subject of a proceeding under the Bankruptcy Code.

         (l) An opinion of King & Spalding, special counsel to the Transferor and the Originator, regarding the enforceability of the Transaction Documents to which each is a party, the validity of the security interests granted under the Transaction Documents and other corporate matters.

         (m) An opinion of Winston & Strawn, special Illinois counsel to the Originator, regarding the perfection and priority of the interest conveyed by the Originator to the Transferor.

         (n) An opinion of Winston & Strawn, special Illinois counsel to the Transferor, regarding the perfection and priority of the security interest granted by the Transferor to the Funding Agent.

         (o) An executed copy of this Agreement and each other Transaction Document, together with a copy of the Credit Agreement and all amendments thereto.

         (p) Evidence that the fees specified in each of the Fee Letters for payment on or prior to the Effective Date have been paid to the Persons entitled to receive such fees.

         (q) A Settlement Statement for the month ending December 31, 2000 and a Deposit Report for the period ending January 31, 2001.

         (r) Rating confirmation letters of Standard & Poor's and Moody's relating to the Commercial Paper for Redwood and for PARCO.

         (s) The Redwood Group Agent shall have received an executed copy of the Redwood Insurance Commitment.

         (t) Such other documents, instruments, certificates and opinions as the Funding Agent or a Group Agent shall reasonably request.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1       AFFIRMATIVE COVENANTS.

         At all times from the date hereof to the later to occur of (a) the Termination Date or (b) the date on which the Net Investment has been reduced to zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Funding Agent shall otherwise consent in writing:

         (a) Financial Reporting. The Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Funding Agent and each Group Agent:

                  (i) Annual Reporting. Within ninety-five (95) days after the close of the Transferor's and the Parent's fiscal years, unaudited annual financial statements (in the case of the Transferor) and audited financial statements (in the case of the Parent), prepared in accordance with GAAP on a consolidated basis (in the case of Parent) for (A) the Transferor and (B) the Parent including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by Ernst & Young or other independent certified public accountants, acceptable to the Funding Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of their regular audit, such accountants have not obtained any knowledge of any Termination Event or Potential Termination Event that has occurred, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                  (ii) Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of the Transferor's and the Parent's fiscal years, unaudited financial statements for the Parent and the Transferor, consolidated (in the case of Parent) unaudited balance sheets as at the close of each such period and consolidated (in the case of Parent) related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by each of its senior financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or the Parent's, as applicable, chief financial officer stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition (except, in the case of quarterly financial statements, for year-end audit adjustments) of the Transferor or the Parent, as applicable, subject to normal year-end adjusting entries and (B) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor or generally to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

                  (v) Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any Subsidiary of the Parent files with the Securities and Exchange Commission.

                  (vi) Notice of Termination Events or Potential Termination Events. Immediately, but in any event no later than one (1) Business Day after a Responsible Officer of the Transferor knows of the occurrence of a Termination Event or a Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                  (vii) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date of any material change in the Credit and Collection Policy, a written notice by the chief financial officer or chief accounting officer of the Transferor setting forth the details of such change (provided that if the Credit and Collection Policy is ever in written form, a copy thereof to the Funding Agent and, if a material change is made in such written policy, a copy of the Credit and Collection Policy then in effect indicating such change or amendment). Within five (5) days after the date of any change in the Transferor's public or private debt ratings, if any, a written certification of the Transferor's public and private debt ratings after giving effect to any such change.

                  (viii) Credit and Collection Policy. Within ninety-five (95) days after the close of each of the Originator's and the Transferor's fiscal years, if the Credit and Collection Policy is in written form, a complete copy of the Credit and Collection Policy then in effect.

                  (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Originator or any ERISA Affiliates of the Transferor or the Originator receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                  (x) Operating Plan. Within a reasonable time after requested by the Funding Agent (but no longer than 30 days after such a request) at least 30 days after the end of any fiscal year, an annual operating plan for the Prescription Services Division of the Originator, approved by the board of directors of the Originator, for the following year, which will (i) include quarterly balance sheets and a quarterly budget for the following year and (ii) integrate sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results of the Parent are publicly reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance).

                  (iii) Other Information. Such other information (including non-financial information) as the Funding Agent or any Group Agent may from time to time reasonably request with respect to the Originator, the Transferor or any Subsidiary of any of the foregoing.

         (b) Conduct of Business. Each of the Originator and the Transferor will, and the Originator will cause the Originator's Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case where the failure to do so is not likely to have a Material Adverse Effect.

         (c) Compliance with Laws. Each of the Originator and the Transferor will, and the Originator will cause the Originator's Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except where the failure to be in compliance is not likely to have a Material Adverse Effect.

         (d) Furnishing of Information and Inspection of Records. Each of the Transferor and the Originator will furnish to the Funding Agent from time to time such information with respect to the Receivables as the Funding Agent or any Group Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. Each of the Transferor and the Originator will at any time and from time to time during regular business hours and upon reasonable notice permit the Funding Agent or any Group Agent, or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or the Originator, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or the Originator's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or the Originator, as applicable, having knowledge of such matters.

         (e) Keeping of Records and Books of Account. Each of the Transferor and the Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each of the Transferor and the Originator will give the Funding Agent notice of any material change in the administrative and operating procedures of the Transferor or the Originator, as applicable, referred to in the previous sentence.

         (f) Performance and Compliance with Receivables and Contracts. The Originator will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Originator under the Contracts related to the Receivables.

         (g) Credit and Collection Policies. Each of the Transferor and the Originator will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (h) Collections. Each of the Transferor and the Originator shall instruct all Obligors to remit Collections directly to a Lock-Box Account.

         (i) Collections Received. The Transferor and the Originator shall hold in trust, and remit immediately (but in any event no later than one (1) Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor or the Originator, as the case may be.

         (j) Sale Treatment. The Transferor and the Originator will not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables or capital contribution by the Originator to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Funding Agent as agent for the Transferees. In addition, each of the Transferor and the Originator shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transactions contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Originator's financial statements) and the Funding Agent, as agent for the Transferees, in the Receivables and Related Security, Collections and Proceeds with respect thereto.

         (k) Separate Business. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Effective Date.

         (l) Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation with the prior written consent of the Funding Agent (acting at the direction of the Group Agents).

         (m) Net Worth. The Transferor shall at all times have a net worth (as defined in accordance with GAAP) of at least $20,000,000.

         (n) Enforcement of Receivables Purchase Agreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of the Funding Agent.

         (o)      Separate Existence. The Transferor shall at all times:

                  (i) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor, nor will such funds be commingled with the funds of the Originator or any subsidiary or Affiliate of the Originator (other than funds deposited to a Lock-Box Account, which funds may be commingled for a period not exceeding two (2) Business Days);

                  (ii) to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                  (iii) to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with venders or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

                  (iv) enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

                  (v) maintain office space that is physically segregated from the office space of the Originator and its Affiliates and, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

                  (vi) conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

                  (vii) not assume or guarantee any of the liabilities of the Originator or any Affiliate thereof;

                  (viii) have at least two (2) Independent Directors who have been engaged through Global Securitization Services, Lord Securities Corporation, AMACAR Group LLC or any other provider acceptable to the Funding Agent; and

                  (ix) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to comply with this Section 5.1(o).

         (p) Use of Proceeds. The Transferor shall utilize the proceeds of the Transfers made hereunder solely for (i) the purchase of Receivables from the Originator pursuant to the Receivables Purchase Agreement, (ii) the payment of dividends to its Stockholders, (iii) the repayment of Advances, (iv) the payment of administrative fees or Servicing Fees or expenses to the Collection Agent or routine administrative or operating expenses, and (v) other general corporate purposes in each case to the extent any such use would not be in violation of any of the terms of this Agreement and/or the other Transaction Documents.

         SECTION 5.2       NEGATIVE COVENANTS.

         During the term of this Agreement, unless the Funding Agent shall otherwise consent in writing:

         (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor and the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (i) any of the Receivables or Related Security,
(ii) any inventory or goods, the sale of which may give rise to a Receivable (provided that the Originator may sell inventory and goods in the ordinary course of its business), or (iii) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

         (b) No Extension or Amendment of Receivables. The Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except that if no Termination Event or Potential

Termination Event shall have occurred and be continuing, the Transferor may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Transferor deems appropriate to maximize Collections thereof or otherwise amend or modify the terms of any Receivable; provided, that the classification of any such Receivable as a Defaulted Receivable shall not be affected by such extension; provided, further, that no such amendment, modification or waiver shall cause or result in the affected Receivable becoming an Eligible Receivable if, prior to amendment, modification or waiver, the affected Receivable was not an Eligible Receivable or prevent such affected Receivable from being excluded as an Eligible Receivable if such affected Receivable would have been excluded as an Eligible Receivable if such amendment, modification or waiver had not been made or granted.

         (c) No Change in Business or Credit and Collection Policy. The Transferor and the Originator will not make any change in the character of their respective businesses or in the Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of a material portion of the Receivables or otherwise result in a Material Adverse Effect.

         (d) No Mergers, Etc. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer any of the Receivables, the Related Security or any other of its material assets to any other Person (except pursuant to the Transaction Documents).

         (e) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts. The Transferor and the Originator will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Funding Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto, the Funding Agent shall have received prior to such termination or change a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable and the Funding Agent shall have consented to such addition or termination, as applicable.

         (f) Change of Name, Etc. Neither the Transferor nor the Originator will change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor or the Originator, as applicable, delivers to the Funding Agent (i) such documents, instruments or agreements, executed by the Transferor or the Originator, as applicable, as are necessary to reflect such change and to continue the perfection of the Funding Agent's ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Funding Agent to continue to exercise its rights contained in Section 2.8 hereof.

         (g) Amendment to Receivables Purchase Agreement. The Transferor and the Originator will not amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Funding Agent (acting at the direction of the Group Agents);

nor shall the Transferor nor the Originator take any other action under the Receivables Purchase Agreement that shall have a Material Adverse Effect or which is inconsistent with the terms of this Agreement.

         (h) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement, (ii) indebtedness representing the purchase price of the Receivables under the Receivables Purchase Agreement and (iii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $10,500 at any one time outstanding.

         (i)      ERISA Matters. Neither the Transferor nor the Originator will
(i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) with respect to any Benefit Plan other than a Multiemployer Plan;
(iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability (other than obligations or liabilities existing as of the date of termination of such Benefit Plan); or (v) permit to exist any occurrence of any reportable event described in Section 4043 of ERISA which represents a material risk of a liability to the Transferor, the Originator, or any ERISA Affiliate of the Transferor or the Originator under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and the Originator, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, the Originator or any ERISA Affiliate of the Transferor or the Originator.

         (j) Payment to the Originator. With respect to each Receivable sold by the Originator to the Transferor, the Transferor and the Originator shall effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash, by a capital contribution or by increase in the amount of the Subordinated Note to the Originator of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

         SECTION 5.3       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
ORIGINATOR.

         The Originator hereby reaffirms to the Funding Agent, each Group Agent, the Conduits, and the APA Banks its covenants made to the Transferor in Article V of the Receivables Purchase Agreement.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

         SECTION 6.1       APPOINTMENT OF COLLECTION AGENT.

         The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Funding Agent (acting at the direction of the Group Agents) gives notice to the Originator of the designation of a new Collection Agent pursuant to the next sentence, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Funding Agent (acting at the direction of the Group Agents) may, after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Funding Agent may notify any Obligor of the Transferred Interest of the designation of a successor Collection Agent. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Funding Agent; provided that the Originator shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents, but such delegation shall not relieve the Originator of its duties and obligations hereunder.

         SECTION 6.2       DUTIES OF COLLECTION AGENT.

         (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, each of the Transferees, the Funding Agent and each of the Group Agents, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, each of the Transferor and the Originator (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's and/or the Originator's name and on behalf of the Transferor or the Originator any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferees the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the appropriate Funding Account each Transferee Group's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Funding

Agent, the Group Agents and the Transferees, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, following a Termination Event or Potential Termination Event, the Funding Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Originator or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Funding Agent, any Group Agent or any Transferee a party to any litigation without the prior written consent of such Person.

         (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Originator any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor, the Originator or an Affiliate of the Transferor or the Originator, the Collection Agent, by giving three (3) Business Days' prior written notice to the Funding Agent, may revise the Servicing Fee, provided that such revised Servicing Fee payable to such successor Collection Agent shall be a fee agreed upon by the Collection Agent and the Funding Agent on an arms-length basis reflecting rates and terms prevailing at such time (it being understood that the Servicing Fee represents an arms-length arrangement as of the date of this Agreement). The Collection Agent, if other than the Originator or an Affiliate of the Originator, shall as soon as practicable upon demand, deliver to the Originator all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

         (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2000, the Collection Agent shall cause a firm of independent public accountants (with the assistance of the Collection Agent's internal accounting personnel) acceptable to the Funding Agent (with the consents of the Group Agents) at the expense of the Transferor (who may also render other services to the Collection Agent, the Transferor, the Originator or any Affiliates of any of the foregoing) to furnish a report to the Funding Agent to the effect that they have (i) selected at least one Settlement Statement for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Settlement Statement relating to sales, total dilution, net sales, collections, write-offs and aging of Receivables agreed with the information contained within the Collection Agent's underlying accounting records for such Settlement Period, (ii) recalculated the Net Receivables Balance as of the end of at least one Settlement Period of each fiscal quarter, (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of clauses (iii), (iv) and (viii) of the definition of such term contained herein, (iv) selected at least one Settlement Statement for each fiscal quarter and conducted a "negative confirmation" of a sample of twenty-five (25) Receivables (or such other sample consented to by the Funding Agent (at the direction of the Group Agents), which consent shall not be unreasonably withheld) and verified that the Collection Agent's records and computer system used in servicing the Receivables contained correct information with regard to outstanding balances, and (v) selected at least one Settlement Statement for each fiscal quarter and selected a sample of twenty-five (25) Receivables (or such other sample consented to by the Funding Agent (at the direction of the Group Agents), which consent shall not be unreasonably withheld) (which can be the same sample selected in clause (iv) above) and verified that such

Receivables were included in the proper aging category on such Settlement Statement based on the dates listed on the original Contracts for such Receivables, except, in each case for (vi) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (vii) such other exceptions as shall be set forth in such statement.

         (d)      Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness which is not on account of a Receivable other than to deliver to the Originator the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

         SECTION 6.3       RIGHTS AFTER DESIGNATION OF COLLECTION AGENT.

         At any time following the designation of a Collection Agent pursuant to
Section 6.1:

         (a) The Funding Agent (at the direction of the Group Agents) may, direct that payment of all amounts payable under any Receivable be made directly to the Funding Agent or its designee, for the benefit of the Transferees.

         (b) The Transferor shall, at the Funding Agent's request (at the direction of the Group Agents) and at the Transferor's expense, give notice of the ownership of Receivables by the Funding Agent, as agent for the Transferees, to each Obligor and direct that payments be made directly to the Funding Agent or its designee.

         (c) The Transferor shall, at the Funding Agent's request (at the direction of the Group Agents), (i) assemble all of the Records, and shall make the same available to the Funding Agent or its designee at a place selected by the Funding Agent or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Funding Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Funding Agent or its designee.

         (d) The Transferor and the Originator hereby authorize the Funding Agent to take any and all steps in the Transferor's or the Originator's name and on behalf of the Transferor and the Originator necessary or desirable, in the determination of the Funding Agent (at the direction of the Group Agents), to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 6.4       COLLECTION AGENT DEFAULT.

         The occurrence of any one or more of the following events shall constitute a default by the Collection Agent (each, a "Collection Agent Default"):

         (a) (i) the Collection Agent or, to the extent that the Transferor, the Originator or any Affiliate of the Transferor or the Originator is then acting as Collection Agent, the Transferor, the Originator or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (ii) the Collection Agent or, to the extent that the Transferor, the Originator or any Affiliate of the Transferor or the Originator is then acting as Collection Agent, the Transferor, the Originator or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder and such failure remains uncured for two (2) Business Days from the due date therefor or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent's part to be performed under
Section 2.8(b) hereof; or

         (b) any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Originator or any Affiliate of the Transferor or the Originator (in the event that the Transferor, the Originator or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) (i) failure of the Collection Agent or any of its Affiliates to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Collection Agent or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of the Collection Agent or any of its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 at the time of such other event or condition, and shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or (iii) one or more items of Indebtedness of the Collection Agent or its Affiliates that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount of at least $10,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (provided that, in the case of a default or failure in respect of an Affiliate of the Collection Agent (other than the Transferor) provided in this clause (c), such default or failure shall constitute a Collection Agent Default hereunder solely to the extent such default or failure is reasonably likely to result in a Material Adverse Effect); or

         (d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any Affiliate of the Collection Agent; provided, however, that (1) with respect to any such Event of

Bankruptcy that is described in clause (ii) of the definition thereof, which relates to a proceeding instituted against such Person, unless an order of relief or similar order has been granted, such condition shall have continued undismissed or unstayed for sixty (60) consecutive days and (2) in any Event of Bankruptcy relating to an Affiliate of the Collection Agent (other than the Transferor), such Event of Bankruptcy shall be a Collection Agent Default only if such Event of Bankruptcy relating to an Affiliate of the Collection Agent (other than the Transferor) is reasonably likely to have a Material Adverse Effect; or

         (e) there shall have occurred any event which, in the commercially reasonable judgment of the Funding Agent, materially and adversely affects the Collection Agent's ability to collect the Receivables in accordance with the terms of this Agreement.

         SECTION 6.5       INDEMNITIES BY THE COLLECTION AGENT.

         Without limiting any other rights that the Funding Agent, the Group Agents, the Conduits, the APA Banks, the Redwood Insurer or any Indemnified Party may have hereunder or under applicable law and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information provided to the Funding Agent, the Group Agents, the Conduits or the APA Banks by the Collection Agent to be true and correct in all material respects, (b) the failure of any representation, warranty or statement made or deemed made by or on behalf of the Collection Agent under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made, (c) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract or (d) any failure of the Collection Agent to perform its covenants, duties or obligations in accordance with the provisions hereof.

         SECTION 6.6       RESPONSIBILITIES OF THE ORIGINATOR.

         Anything herein to the contrary notwithstanding, the Originator shall
(a) perform all of the Originator's obligations under the Contracts related to the Receivables to the same extent as if the Receivables had not been sold under the Receivables Purchase Agreement and interests in such Receivables had not been sold hereunder and the exercise by the Funding Agent, the Group Agents, the Conduits or the APA Banks of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Originator from such obligations and
(b) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Funding Agent, the Group Agents, the Conduits nor any of the APA Banks shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Originator thereunder.

                                   ARTICLE VII

                               TERMINATION EVENTS

         SECTION 7.1       TERMINATION EVENTS.

         The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) the Transferor, the Originator or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder; or

         (b) any representation, warranty, certification or statement made by the Transferor or the Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) the Transferor, the Originator, or the Collection Agent shall default in the performance of any covenant or indemnity (other than those covered by clause (a) above) under any Transaction Document and such default shall continue uncured for a period of five (5) days after notice thereof; or

         (d) failure of the Transferor to pay any Indebtedness (other than as described in clause (a) above) owing by the Transferor and greater than $25,000 when due; or

         (e) any Event of Bankruptcy shall occur with respect to the Transferor, any Affiliate of the Transferor, or the Originator; provided, however, that (1) with respect to any such Event of Bankruptcy that is described in clause (ii) of the definition thereof, which relates to a proceeding instituted against such Person, unless an order of relief or similar order has been granted, such condition shall have continued undismissed or unstayed for sixty (60) consecutive days and (2) in any Event of Bankruptcy relating to an Affiliate of the Originator (other than the Transferor), such Event of Bankruptcy relating to an Affiliate of the Originator (other than the Transferor) shall be a Termination Event only if such Event of Bankruptcy is reasonably likely to have a Material Adverse Effect; or

         (f) the Funding Agent, as agent for the Transferees, shall, for any reason (other than as a result of the gross negligence or willful misconduct of the Funding Agent or any Transferee), fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

         (g)      a Collection Agent Default shall have occurred; or

         (h) the Purchase Termination Date shall have occurred under the Receivables Purchase Agreement; or

         (i) the Transferor or the Originator shall enter into any transaction or merger which is reasonably likely to have a Material Adverse Effect; or

         (j) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Receivables on the next Business Day after the earlier of (A) the date on which a Responsible Officer of the Transferor or the Collection Agent knew, or should have known, of such condition and (B) the date of delivery of the most recent Settlement Statement or Deposit Report to the Funding Agent, so as to reduce the Percentage Factor to less than or equal to 100%; or (ii) the Net Investment shall exceed the Facility Limit; or

         (k) the average Dilution Ratio for the two (2) preceding Settlement Periods exceeds 0.20%; or

         (l) the average Aged Receivables Ratio for the two (2) preceding Settlement Periods exceeds 2.40%; or

         (m) an Event of Default (as such term is defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement; or

         (n) a notice of Lien has been filed against the Transferor, the Originator or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply; or

         (o) the Vendor DSO for the preceding Settlement Periods exceeds two hundred and twenty five (225) days; or

         (p)      the Fixed Charge Coverage Ratio shall have been breached; or

         (q)      [reserved]; or

         (r) a judgment or order for the payment of money shall be rendered against the Transferor; or

         (s)      [reserved]; or

         (t) the Originator or the Transferor shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

         (u) if Asset Guaranty Insurance Company has not executed the Redwood Insurance Agreement and issued the Redwood Insurance Policy, providing a minimum amount of $70,000,000 of excess loss coverage, under terms acceptable to the Redwood Group Agent by March 31, 2001; provided, however, if on or before March 31, 2001, the Redwood Insurance Commitment is not binding upon Asset Guaranty Insurance Company for any reason, other than based upon any fault of GE Capital, Redwood or any other member of the Redwood Group (excluding the Redwood Insurer), then no Termination Event shall occur under this clause (u) if an alternate insurance policy, upon terms acceptable to the Redwood Group Agent, is issued by an insurer acceptable to the Redwood Group Agent by June 1, 2001; or

         (v) on any day after the effective date of the Redwood Insurance Agreement and Redwood Insurance Policy, (i) the Redwood Insurance Agreement or the Redwood Insurance Policy shall for any reason cease to be in full force and effect, other than as a result of the parties thereto mutually agreeing to terminate such Redwood Insurance Agreement or Redwood Insurance Policy, (ii) the Redwood Insurer shall deny all or any material portion of its liability under the Redwood Insurance Policy, or (iii) the Redwood Insurer shall have a claims paying ability of less than BBB- from S&P, and in each case, the Redwood Group Agent shall not have replaced the Redwood Insurance Agreement and the Redwood Insurance Policy within 120 days after the occurrence thereof with a similar arrangement satisfactory to the Redwood Group Agent in its sole discretion, which arrangement is on substantially the same terms and issued by an insurance company or other financial institution with a claims paying ability of BBB or better by S&P or otherwise acceptable to the Redwood Group Agent in its sole discretion.

         SECTION 7.2       REMEDIES UPON THE OCCURRENCE OF A TERMINATION EVENT.

         (a) Upon the occurrence of any Termination Event, the Funding Agent may, and shall, at the direction of the Required APA Banks, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(j) and 7.1(n) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.2(a), the Funding Agent may, and shall, at the direction of the Required APA Banks, declare all outstanding Tranches to be ended and designate the Base Rate plus (i) for the period prior to the occurrence of a Redwood Insurance Draw, 2.00% and (ii) for the period on and after the occurrence of a Redwood Insurance Draw, 3.00% as the Tranche Rate applicable to the Net Investment. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Funding Agent may, and shall, at the direction of the Required APA Banks, by notice to the Transferor, declare such event or condition a Potential Termination Event.

         (b) In addition, if any Termination Event occurs hereunder, (i) the Funding Agent may and shall, at the direction of the Required APA Banks, promptly notify the Transferor in writing whether it has declared a Termination Event or a Potential Termination Event and whether it will be exercising the remedies specified in this Section 7.2, (ii) the Funding Agent, as agent for the Transferees, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto, (iii) the Facility Limit shall be reduced as of each calendar date thereafter equal to the Net Investment as of such date, (iv) each Transferee Group's Transferee Group Limit shall be reduced as of each calendar date thereafter equal to such Transferee Group's Transferee Group Net Investment as of such date, (v) the Percentage Factor shall be increased to 100%, (vi) the Redwood Termination Date shall be deemed to have automatically occurred and
(vii) a PARCO Termination Date shall be deemed to have automatically occurred.

         SECTION 7.3       RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES.

         The Transferor agrees to accept the reconveyance from the Funding Agent, as agent for the Transferees, of the Transferred Interest if the Funding Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement, and the Transferor shall fail to cure or cause to be cured such breach within thirty
(30) days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), five (5) Business Days of such notice). The reconveyance price shall be paid by the Transferor to the Funding Agent, as agent for the Transferees, in immediately available funds on such 30th day (or 5th day, if applicable) in an amount equal to the Aggregate Unpaids.

         SECTION 7.4       OBLIGATIONS OF REDWOOD GROUP AGENT.

         The Redwood Group Agent acknowledges and agrees for the benefit of the Transferor that upon the occurrence of any of the events described in (a)
Section 7.1(v), the Redwood Group Agent shall (i) provide written notification to the Transferor, with a copy to the Collection Agent of the occurrence of any such event and (ii) exercise commercially reasonable efforts to replace the Redwood Insurance Agreement and Redwood Insurance Policy or (b) Section 7.1(u), the Redwood Group Agent shall exercise commercially reasonable efforts to obtain an alternate insurance policy by June 1, 2001.

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1       INDEMNITIES BY THE TRANSFEROR.

         Without limiting any other rights which the Funding Agent, the Group Agents, the Redwood Insurer or any of the Transferees may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Funding Agent, the Group Agents, the Redwood Insurer and the Transferees and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by any Indemnified Party of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party; (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income or franchise taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of the Transferred Interest. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by the Transferor or any officers of the Transferor under or in connection with this Agreement, any of the other Transaction Documents, any Settlement Statement or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by the Transferor or the Originator (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iii) the failure to (A) vest and maintain vested in the Funding Agent, as agent for the Transferees, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (B) to create or maintain a valid and perfected first priority security interest in favor of the Funding Agent, as agent for the Transferees, in the Transferor's ownership interest in, and lien on, the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim;

                  (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and Proceeds with respect thereto;

                  (v) any dispute, claim, offset or defense (other than financial inability to pay or discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;

                  (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                  (viii) the failure by the Transferor to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party;

                  (ix) the Percentage Factor exceeding the Maximum Percentage Factor at any time on or prior to the Termination Date;

                  (x) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which is required to be made;

                  (xi) the commingling of Collections of Receivables at any time with other funds;

                  (xii) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                  (xiii) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Originator or the Funding Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                  (xiv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure to qualify to do business or file any notice of business activity report or any similar report;

                  (xv) any failure of the Transferor to give reasonably equivalent value to the Originator in consideration of the purchase by the Transferor from the Originator of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xvi) any action taken by the Transferor or any Affiliate or designee of the Transferor in the enforcement or collection of any Receivable.

         SECTION 8.2       INDEMNITY FOR RESERVES AND EXPENSES.

         (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                  (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Funding Agent, the Transferor shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 8.2(a); provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

         (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Funding Agent, the Transferor shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Transferor of its intention to demand compensation therefor under this
Section 8.2(a); provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

         SECTION 8.3       INDEMNITY FOR TAXES.

         (a) All payments made by the Transferor, the Originator or the Collection Agent to any Indemnified Party under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (i) taxes imposed on the net income of such Indemnified Party, however denominated, and (ii) franchise taxes imposed on the net income of such Indemnified Party, in each case imposed: (A) by the United States or any political subdivision or taxing authority thereof or therein; (B) by any jurisdiction under the laws of which such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (C) by reason of any connection between the jurisdiction imposing such tax and such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "Taxes"). If any such Taxes are required to be withheld from any amounts payable to any Indemnified Party hereunder, the amounts so payable to such

Indemnified Party shall be increased to the extent necessary to yield to such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Transferor shall indemnify each Indemnified Party for the full amount of any such Taxes within ten (10) days after the date of written demand therefor by the Funding Agent.

         (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

                  (i) deliver to the Transferor and the Funding Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii)     deliver to the Transferor and the Funding Agent two
         (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Funding Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Funding Agent. Each such Indemnified Party so organized shall certify (A) in the case of an IRS Form W-8ECI, that it is entitled to receive payments under the this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (B) in the case of an IRS Form W-8BEN, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a Transferee or Participant hereunder, or which otherwise becomes a party to this Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 8.3.

         SECTION 8.4       OTHER COSTS, EXPENSES AND RELATED MATTERS.

         (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Indemnified Party harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of such Indemnified Party) or intangible, documentary or recording taxes incurred by or on behalf of any such Indemnified Party (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the

Transferred Interest) and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents,
(B) arising in connection with any Indemnified Party's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

         (b) The Transferor shall pay the Funding Agent, for the account of the Conduits and the APA Banks, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

         (c) The Funding Agent will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VIII, notify the Transferor in writing. Any notice by the Funding Agent claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Funding Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1       TERM OF AGREEMENT.

         This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (a) the indemnification and payment provisions of Article VIII hereof, and (b) the agreements set forth in
Section 9.8 and 9.9 hereof, shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.2       WAIVERS; AMENDMENTS.

         No failure or delay on the part of the Funding Agent, any Group Agent or any Transferee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. This Agreement may be amended, waived, modified or restated in whole or in part if, but only if, (a) such amendment, modification, waiver or restatement is in writing and is signed by the Transferor, the Collection Agent, the Originator and the Funding Agent and the prior written consent of the Required APA Banks has been obtained; provided, however, amendments, modifications and waivers to (i) Section 7.1(e), Section 7.1(f), Section 7.1(j), Section 7.1(n),
Section 7.2, Section 9.15 and this Section 9.2, (ii) extend the date of any payment or deposit of Collections by the Transferor or the Collection Agent, (iii) reduce the rate or extend the time of payment of any Discount (or any component thereof), (iv) reduce any fee payable to any Group Agent or the Funding Agent for the benefit of the Transferees, (v) increase the Facility Limit or change the Net Investment owned by any Transferee, or an APA Bank's pro rata share of the Commitment, (vi) change the definitions of Eligible Receivable, Net Receivables Balance, Concentration Factor, Percentage Factor, Termination Event or (vii) modify any defined term (or any defined term used directly or indirectly in such defined term used in clauses (i) through (vi) above, in a manner which would circumvent the intention of the restrictions set forth in such clauses, shall require the consent and approval of all of the Group Agents (acting at the direction of the related Transferee Group Required APA Banks), provided, further, however, that any amendment, modification or waiver relating to the Redwood Commitment Expiry Date shall require the consent of each of the Redwood Liquidity Providers and any amendment, modification or waiver relating to the PARCO Commitment Expiry Date shall require the consent of each of the PARCO APA Banks, (b) each Group Agent shall have provided notice to the rating agencies of such amendment and (c) for material amendments, each Group Agent for each Transferee Group that is not the subject of a Partial Liquidation shall have received a Rating Confirmation.

         SECTION 9.3       NOTICES.

         Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (b) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (d) if given by any other means, when received at the address specified in this Section 9.3. However, anything in this Section 9.3 to the contrary notwithstanding, the Transferor hereby authorizes the Funding Agent to effect Transfers and each Group Agent to effect Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Funding Agent or such Group Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Funding Agent and the applicable Group Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such telephonic notice. If the written confirmation differs in any material respect from the action taken by the Funding Agent or a Group Agent, the records of the Funding Agent or such Group Agent shall govern absent manifest error.

            If to Redwood:

                   REDWOOD RECEIVABLES CORPORATION
                   c/o General Electric Capital Corporation
                   3001 Summer Street, 2nd Floor
                   Stamford, Ct 06927
                   Attention:

                     Telephone: (203) 602-9330
                     Telecopy:  (203) 961-2953
                     (with a copy to the Redwood Group Agent)

            If to the Redwood Group Agent or the Funding Agent:

                     GENERAL ELECTRIC CAPITAL CORPORATION

                     201 High Ridge Road
                     Stamford, Connecticut 06927
                     Attention:  Vice President - Portfolio/Caremark Inc.
                     Telephone: (203) 316-7607
                     Telecopy: (203) 316-7821

                     Payment Information:

                     Bankers Trust Company
                     ABA 021001033
                     Account No. 00386310
                     Reference:  MP Receivables Collection Account,
                                 Reference # 031152


            If to PARCO:

                     PARK AVENUE RECEIVABLES CORPORATION
                     c/o Global Securitization Services, LLC
                     114 West 47th Street, Suite 1715
                     New York, New York 10036
                     Attention:  President
                     Telephone: (212) 302-5151
                     Telecopy: (212) 302-8767

                     (with a copy to the PARCO Group Agent)

            If to the Transferor:

                     MP RECEIVABLES COMPANY
                     2211  Sanders Road
                     Northbrook, Illinois  60062
                     Attention: Chris Luthin
                     Telephone: (847) 559-4320
                     Telecopy: (847) 559-5709
                     Payment Information:
                     The Chase Manhattan Bank
                     ABA 021000021
                     Account 323051057
                     Reference MP Receivables Company

            If to the Originator:

                     CAREMARK INC.
                     2211  Sanders Road
                     Northbrook, Illinois  60062
                     Attention: Chris Luthin
                     Telephone: (847) 559-4320
                     Telecopy: (847) 559-5709

            If to the PARCO Group Agent:

                      THE CHASE MANHATTAN BANK
                      450 West 33rd Street, 15th Floor
                      New York, New York 10001
                      Attention: PARCO Administration
                      Attention:  Lara Graff
                      Telephone: (212) 946-3748
                      Telecopy: (212) 946-8098

         If to the APA Banks, at their respective addresses set forth in the Redwood Liquidity Agreement and the PARCO Asset Purchase Agreement, as applicable.

         SECTION 9.4       GOVERNING LAW; SUBMISSION TO JURISDICTION;
                           INTEGRATION.

         (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Funding Agent, any Group Agent, any Conduit or any APA Bank to bring any action or proceeding against the Transferor, the Originator, the Collection Agent or their respective properties in the courts of other jurisdictions.

         (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

         (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         SECTION 9.5       SEVERABILITY; COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.6       SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the other Transaction Documents, neither the Transferor, nor the Originator may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Funding Agent (acting at the direction of the Group Agents). No provision of this Agreement shall in any manner restrict the ability of any Conduit or any APA Bank to assign, participate, grant security interests in, or otherwise transfer any portion of its interest in the Transferred Interest. Without limiting the foregoing, Redwood may (with the consent of each Redwood Liquidity Bank) and PARCO may (with the consent of each PARCO APA Bank), in one or a series of transactions, transfer all or any portion of its interest in the Transferred Interest, and its rights and obligations under this Agreement and the other Transaction Documents to which it is a party, to a Conduit Assignee. The Transferor hereby acknowledges that in accordance with the Redwood Liquidity Agreement, (i) the Redwood Committed Transferee may purchase from Redwood all or any part of the Transferred Interest transferred by the Transferor hereunder on each Transfer Date prior to the occurrence of a Redwood Committed Transferee Funding Event, and (ii) Redwood may assign all or any part of its rights and interests in the Receivables and Related Security to a Redwood Committed Transferee.

         (b) The Transferor, the Originator, the Collection Agent and the PARCO Group Agent each hereby acknowledges and agrees that each of Redwood, the Redwood Group Agent and the Redwood Liquidity Providers may assign all or any part of its rights and interests under this Agreement to the Redwood Insurer.

         SECTION 9.7       CONFIDENTIALITY.

         (a) Each of the Transferor and the Originator shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Conduits, the Funding Agent, the Group Agents and/or the APA Banks and/or each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Originator and their Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the Transferor, the Originator or any of their Affiliates is subject. Each of the Transferor and the Originator hereby consents to the disclosure of any non-public information with respect to it received by any Conduit, the Funding Agent, any Group Agent or any APA Bank to (A) any of the Conduits, the Funding Agent, any of the Group Agents and any APA Bank, (B) any nationally recognized rating agency providing a rating or proposing to provide a rating to Redwood's or PARCO's Commercial Paper, (C) any placement agent which proposes to offer and sell Redwood's or PARCO's Commercial Paper, (D) any provider of Redwood's or PARCO's program-wide liquidity or credit support facilities, (E) any potential APA Bank or (F) any Participant or potential Participant.

         (b) Each Conduit, the Funding Agent, each Group Agent and the APA Banks shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Originator and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Conduits, the Funding Agent, a Group Agent and the APA Banks,
(ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which any Conduit, the Funding Agent, any Group Agent or any APA Bank is subject.

         SECTION 9.8       NO BANKRUPTCY PETITION AGAINST REDWOOD OR PARCO.

         Each of the Funding Agent, the Group Agents, the APA Banks, PARCO, the Transferor and the Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Redwood, it will not institute against, or join any other Person in instituting against, Redwood any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Each of the Funding Agent, the Group Agents, the APA Banks, Redwood, the Transferor and the Originator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of PARCO, it will not institute against, or join any other Person in instituting against, PARCO any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 9.9       LIMITED RECOURSE.

         Notwithstanding anything to the contrary contained herein, the obligations of each Conduit under this Agreement are solely the corporate obligations of such Conduit and, in the case of obligations of such Conduit other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such Conduit in excess of funds necessary to pay in full all of its respective outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against such Conduit but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all of its respective Commercial Paper.

         No recourse under any obligation, covenant or agreement of any Conduit contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee, agent, administrative agent or manager of any Conduit or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the obligations of each Conduit under this Agreement are solely corporate obligations of such Conduit, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, agent, administrative agent or manager of any Conduit or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

         SECTION 9.10 CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT.

         It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Funding Agent, as agent for the Transferees, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Funding Agent, as agent for the Transferees, and the Transferor hereby grants to the Funding Agent, as agent for the Transferees, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Originator with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Funding Agent, as agent for the Transferees, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Originator with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Funding Agent.

         SECTION 9.11      WAIVER OF SETOFF.

         Each of the Funding Agent, the Transferor, the Collection Agent, the Group Agents, and the Originator hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Conduits or its assets.

         SECTION 9.12      CONFLICT WAIVERS.

         (a) GE Capital acts as the Redwood Group Agent and as Funding Agent for the Transferees and in certain other capacities for Redwood and in respect of Redwood's Commercial Paper and may provide other services or facilities from time to time (the "GE Capital Roles"). Each of the parties hereto hereby acknowledges and consents to any and all GE Capital Roles, waives any objections it may have to any actual or potential conflict of interest caused by GE Capital acting as the Redwood Group Agent, as a Redwood Liquidity Bank under the Redwood Liquidity Agreement, as the Funding Agent and acting as or maintaining any of the GE Capital Roles, and agrees that in connection with any GE Capital Role, GE Capital may take, or refrain from taking, any action which it in its discretion deems appropriate.

         (b) Chase acts as PARCO Group Agent for PARCO, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other services or facilities from time to time (the "Chase Roles"). Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the PARCO Group Agent or as a PARCO APA Bank under the PARCO Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

         SECTION 9.13      LIABILITY OF FUNDING AGENT.

         Notwithstanding any provision of this Agreement: (a) the Funding Agent shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agent shall be read into this Agreement; and (b) in no event shall the Funding Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (i) may consult with legal counsel (including counsel for the Conduits), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible to the Conduits, the Transferor, the Originator, the APA Banks, the Group Agents or the Collection Agent for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents, (iii) shall not be responsible to the Conduits, the Transferor, the Originator, the APA Banks, the Group Agents or the Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents, (iv) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Conduits under this Agreement or the other Transaction Documents and (v) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge. The Funding Agent shall have no obligation to act in any circumstance where the direction of the Group Agents is required, unless all Group Agents have unanimously agreed on the instruction to be given to the Funding Agent. The Funding Agent shall have no liability for any action taken at the direction of the Group Agents or at the direction of the Transferee Group Required APA Banks.

         SECTION 9.14      INFORMATION RECEIVED BY FUNDING AGENT.

         The Funding Agent hereby agrees that promptly upon receipt of any notices, reports, documents, statements or other information from or on behalf of the Originator, the Transferor or the Collection Agent, the Funding Agent will deliver a copy of such notice, report, document or statement received by it to the Group Agents.

         SECTION 9.15      PARTIAL LIQUIDATIONS.

         In the event that any amendment, modification, waiver or any other action requiring the consent of the Required APA Banks, in any case relating to any material provision of any Transaction Document is agreed to notwithstanding that the Transferee Group Required APA Banks for a Transferee Group do not consent to amendment, modification or waiver, such Transferee Group may, at the direction of the related Transferee Group Required APA Banks elect to terminate the Commitment of the APA Banks for such Transferee Group, declare that such Transferee Group's Termination Date has occurred and cause the procedures under
Section 2.5(b) to be immediately implemented with respect to the application of Collections (a "Partial Liquidation").

         Upon electing to commence a Partial Liquidation and notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, a Liquidating Group, its related APA Banks, and such Liquidating Group's Group Agent shall have no further right to vote or consent to any amendment, modification or waiver of this Agreement or any other

Transaction Document or any provision of any of the foregoing or give any direction to the Funding Agent with respect to any action the Funding Agent may be permitted or required to take or refrain from taking, but in each case, only to the extent such amendment, modification, waiver or action would not have any effect upon such Liquidating Group. Notwithstanding that a Liquidating Group shall not have any right to vote on an amendment, modification or waiver as described in the immediately preceding sentence, promptly upon execution of any amendment, modification or waiver to any provision of any Transaction Document that does not require the consent of any such Liquidating Group or any member thereof, the Collection Agent shall deliver (or cause to be delivered) executed copies of any such amendment, modification or waiver to the Group Agent of such Liquidating Group.

         SECTION 9.16      NO BANKRUPTCY PETITION AGAINST TRANSFEROR.

         Each of the Funding Agent, the Group Agents, the APA Banks, the Conduits, the Collection Agent and the Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Transferor under this Agreement, it will not institute, take any action in furtherance of instituting, take any action to cause any Person to institute or join any other Person in instituting, against Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any applicable law; notwithstanding the foregoing, the Funding Agent, on behalf of the Transferees may, at the direction of the Transferee Group Required APA Banks take any action described above in this Section 9.16; for the avoidance of doubt, any Transferee and any Group Agent shall not be precluded by this Section 9.16 from taking any action if any proceeding described in this Section 9.16 is commenced with respect to the Transferor, but each Transferee and each Group Agent agrees it will take no action otherwise prohibited by this Section 9.16 prior to the commencement of any such proceeding. The agreements of the parties under this
Section 9.16 shall survive the termination of this Agreement.

         SECTION 9.17      LIMITATION OF LIABILITY.

         The Originator and the Collection Agent each covenants and agrees that it will not make any claim against Transferor for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Transaction Documents, or any act, omission or event occurring in connection herewith or therewith; and Originator and the Collection Agent each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding anything in the Receivables Purchase Agreement to the contrary, Transferor shall not be permitted to make any payment with respect to any of its obligations to pay to the Originator or the Collection Agent any amount otherwise required to be paid by it hereunder, under the Receivables Purchase Agreement or under any other Transaction Document in excess of any amount available to Transferor after paying or making provision for the payment of its obligations under this Agreement. All payment obligations of Transferor under the Receivables Purchase Agreement and under the Subordinated Note are subject to the availability of funds in excess of the amounts necessary for Purchaser to pay its obligations under this Agreement.

         SECTION 9.18      THIRD PARTY BENEFICIARY.

         The Redwood Insurer is an intended third-party beneficiary of this Agreement entitled to enforce the provisions hereof as if a party hereto. At such time as this Agreement shall terminate in accordance with Section 9.1 hereof, the Redwood Insurer's rights hereunder shall terminate; provided, however, that the Redwood Insurer shall continue to have the benefit of (a) the indemnification and payment provisions of Article VIII hereof, and (b) the agreements set forth in Section 9.8 and 9.9 hereof, shall survive any termination of this Agreement or the termination of any other rights of the Redwood Insurer hereunder;. provided, further, that if, following the payment in full of the Aggregate Unpaids, there is a Redwood Insurance Draw as a result of any action taken in connection with any Event of Bankruptcy relating to any Obligor, the Originator, the Collection Agent, the Transferor or any Affiliate of any of the foregoing, then all rights under this Agreement shall be automatically reinstated in full and shall remain in full force and effect until the parties hereunder have been indefeasibly paid in full.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Receivables Transfer Agreement as of the date first written above.


                                    MP RECEIVABLES COMPANY,
                                    as Transferor



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    CAREMARK INC.,
                                    as Originator and as Collection Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    REDWOOD RECEIVABLES CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Redwood Group Agent and as Funding Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: Duly Authorized Signatory

                                    PARK AVENUE RECEIVABLES CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    THE CHASE MANHATTAN BANK,
                                    as PARCO Group Agent


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A


                               [FORM OF CONTRACT]












                               Exhibit A - Page 1

                                                                       EXHIBIT B


                            [FORM OF DEPOSIT REPORT]







                               Exhibit B - Page 1

                                                                       EXHIBIT C


                       List of Lock-Box Banks and Accounts



Bank                       Bank One, N.A.

Account                    MP Receivables Company

Account Number             58-08219





                               Exhibit C - Page 1

                                                                       EXHIBIT D


                           FORM OF LOCK-BOX AGREEMENT

[DATE]

[NAME AND ADDRESS
 OF LOCK-BOX BANK]

         Re:      [COLLECTION AGENT]
                  Lock-Box Account
                  No[S]. ___________

Ladies and Gentlemen:

         [COLLECTION AGENT] ("COLLECTION AGENT") hereby notifies The First National Bank of Chicago that in connection with certain transactions involving its accounts receivable, it has transferred exclusive ownership and dominion of its lock-box account no[S]. __________ maintained with you (collectively the "Accounts") to MP Receivables Company ("Transferor"), which then transferred exclusive ownership and dominion of the Accounts to General Electric Capital Corporation, as agent for the Transferees (the "Funding Agent"), and that [COLLECTION AGENT] and Transferor will transfer exclusive control of the Accounts to the Funding Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined). The Lockbox Service Terms dated _________ are incorporated into this Agreement by reference; provided, however, in the event of a conflict between the provisions of the Lockbox Service Terms and this Agreement, the provisions of this Agreement shall control.

         In furtherance of the foregoing, [COLLECTION AGENT], Transferor and the Funding Agent hereby instruct you, beginning on the date of your receipt of the Notice of Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Funding Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Funding Agent from time to time.

         You are hereby further instructed: (i) unless and until the Funding Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as [COLLECTION AGENT], in its capacity as collection agent for the Funding Agent and Transferor, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit [COLLECTION AGENT] (in its capacity as collection agent for the Funding Agent and Transferor), Transferor and the Funding Agent to obtain upon request any information


                               Exhibit D - Page 1
relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

         Each of [COLLECTION AGENT] and Transferor also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Funding Agent, and not the Collection Agent or Transferor, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Funding Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Funding Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Funding Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the amount of any checks and any ACH transactions which have been credited to the Accounts and returned for any reason.

         You may terminate this Agreement at any time with 30 days prior written notice to the Funding Agent.

         None of the Collection Agent, Funding Agent or you may assign or transfer any of its rights or obligations under this Agreement, except that you may assign or transfer your rights hereunder to a wholly owner subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Funding Agent, each of the parties hereto and their respective successors and assigns.

         You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

         You agree to give the Funding Agent, Transferor and [COLLECTION AGENT] prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

         [COLLECTION AGENT] AGREES TO INDEMNIFY AND HOLD YOU HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH YOU MAY SUFFER OR INCUR IN CONNECTION WITH THIS AGREEMENT OR THE MAINTENANCE OF THE ACCOUNTS, INCLUDING BUT NOT LIMITED TO THOSE WHICH IN WHOLE OR IN PART ARISE OUT OF YOUR NEGLIGENCE, BUT NOT INCLUDING THOSE ARISING OUT OF YOUR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. YOU WILL BE LIABLE ONLY FOR DIRECT DAMAGES IN THE EVENT THAT YOU FAIL TO EXERCISE ORDINARY CARE. IN NO EVENT SHALL YOU BE


                               Exhibit D - Page 2

LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         Notwithstanding any other provision of this Agreement, you shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, terrorist activities, strikes, other industrial disturbances, equipment malfunction, outages of computers, action, non-action or delayed action on the part of [COLLECTION AGENT], Transferor or Funding Agent, or any other entity or any other causes that are beyond your reasonable control, or for any such failure, or delay resulting from your reasonable belief that the action would violate any guideline, rule or regulation of any governmental authority.

         Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Funding Agent and (ii) the address of the Funding Agent shall be General Electric Capital Corporation, _________________, Attention: _____________,
Telephone: _______________, Telecopy: ______________ or at such other address as may be designated by the Funding Agent in a written notice to each of the parties hereto.

         Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

         The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".

                                    Very truly yours,

                                    [COLLECTION AGENT]


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    Attention:
                                               ---------------------------------
                                    Facsimile No.:
                                                   -----------------------------


                               Exhibit D - Page 3

ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]                      GENERAL ELECTRIC CAPITAL
                                             CORPORATION


By:                                          By:
   -----------------------------                --------------------------------
Title:                                       Title:
      --------------------------                   -----------------------------
Date:                                        Date:
     ---------------------------                  ------------------------------

[ADDRESS]                                    [ADDRESS]
Attention:                                   Attention:
          ----------------------                       -------------------------
Facsimile No.:                               Facsimile No.:
              ------------------                           ---------------------

MP RECEIVABLES COMPANY


By:
   -----------------------------
Title:
      --------------------------
Date:
     ---------------------------

[ADDRESS]
Attention:
          ----------------------
Facsimile No.:
              ------------------


                               Exhibit D - Page 4

                                                                         ANNEX 1

                              TO LOCK-BOX AGREEMENT

                        [FORM OF NOTICE OF EFFECTIVENESS]

                                             DATED:               , 200
                                                    --------------     -

TO:       [NAME OF LOCK-BOX BANK]
          [ADDRESS]
ATTN:
      ----------------------

  Re:  Lock-Box Account No[S].
                              -------

Ladies and Gentlemen:

         We hereby give you notice that the transfer of control of the above-referenced Lock-Box ACCOUNT[S], as described in our letter agreement with you dated ______________ , 2001 is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.

                                    Very truly yours,

                                    [NAME OF COLLECTION AGENT]


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


ACKNOWLEDGED AND AGREED:

[NAME OF LOCK-BOX BANK]


By:
   ------------------------------
Title:
      ---------------------------
Date:
     ----------------------------

[ADDRESS]
Attention:
          -----------------------
Facsimile No.:
              -------------------

                                                                       EXHIBIT E


                           [FORM OF SETTLEMENT REPORT]








                               Exhibit E - Page 1

                                                                       EXHIBIT F


                         [FORM OF TRANSFER CERTIFICATE]

                              TRANSFER CERTIFICATE


         Reference is made to the Amended and Restated Receivables Transfer Agreement, dated as of January 31, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among MP Receivables Company, as transferor (in such capacity, the "Transferor"), Caremark Inc., as originator and as collection agent (in such capacity, the "Collection Agent"), Redwood Receivables Corporation ("Redwood"), Park Avenue Receivables Corporation ("PARCO"), The Chase Manhattan Bank and General Electric Capital Corporation, as funding agent. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

         The Transferor hereby conveys, transfers and assigns to the Funding Agent, as agent for the Transferees, an undivided ownership interest in the Receivables and the Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"). Each Incremental Transfer by the Transferor to the Funding Agent, as agent for the Transferees, and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby, shall be indicated by the Funding Agent on the grid attached hereto which is part of this Transfer Certificate.

         This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

         This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                    MP RECEIVABLES COMPANY


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:


                               Exhibit F - Page 1

                                      GRID


                                                                 Net Investment
      Date of                       Amount of                  (Giving Effect to
Incremental Transfer            Incremental Transfer          Incremental Transfer)
--------------------            --------------------          ---------------------





                               Exhibit F - Page 2

                                                                       EXHIBIT G


                            List of Actions and Suits







                               Exhibit G - Page 1

                                                                       EXHIBIT H


                               Location of Records


Pierce Leahy                            East Brunswick, NJ 08816
2308 4th Avenue N                       1/800-Fast-File
Birmingham, AL 35201                    Iron Mountain
205/328-3282                            6213 Milbrook Rd.
                                        Brentwood, TN 37027
1127 Bryn Mawr Ave.                     615/377-1900
Redlands, CA 92374
800/541-2934                            120 Interstate North Pkwy.
                                        Suite 116
1826 Orange Tree Lane                   Atlanta, GA 30339
Redlands, CA 92374
909/796-8717                            Pali Palms Plaza
                                        970 N. Kalahea Ave., C-106
Western Records Management              Kailua, HI 96734
7959 Paramount Boulevard                808/254-6622
Pico Rivera, CA 90660
                                        1000 Lakeside
Iron Mountain                           Bannockburn, IL 60015
3821 SW 47th Ave.                       847/634-7600
Ft. Lauderdale, FL 33314
                                        Chicago Records Management
3250 Meridian Pkwy.                     10545 Waveland Avenue
Weston, FL 33331                        Franklin Park, IL 60131
954/384-5500                            847/676-0002

8010 Woodland Center Blvd.              625 Barclay Blvd.
Suite 200                               Lincolnshire, IL 60069
Tampa, FL 33614                         847/634-7900
813/881-0848
                                        2211 Sanders Rd.
Iron Mountain Record Storage            Suite 201
2780 Peterson Place                     Northbrook, IL 60062
Norcross, GA 30071                      847/559-5770
770/242-8480
                                        Edler & Co., Inc.
Iron Mountain                           P.O. Box 281
22 Kimberly Rd.                         Skokie, IL 60077


                               Exhibit H - Page 1

847/675-1900                            Park West One, Suite 590, Cliff Mine Rd.
                                        Pittsburgh, PA 15275
15480 College Blvd.                     412/490-0640
Lenexa, KS 66219
913/599-5166                            1682 Shelby Oaks Dr., North
                                        Suite 1
3330 W. Esplanade Ave.                  Memphis, TN 38134
Suite 209                               901/386-6108
Metarie, LA 70002
502/822-8774                            2100 North Hwy. 360
                                        Suite 1700
8955 Guilford Rd.                       Grand Prairie, TX 75050
Suite 150                               972/623-1126
Columbia, MD 21046
410/381-7770                            1731 Grandstand Dr.
                                        San Antonio, TX 78238
115 Cedar St.                           210/521-3000
Milford, MA 01757
508/634-6800                            Bldg. C.
                                        814 Arion Parkway
18302 Middlebelt Rd.                    Suite 100
Livonia, MI 48152                       San Antonio, TX 78238
248/473-5858                            210/521-3000

2400 W. Country Road, Suite 105         7034 Alamo Downs Pkwy.
Roseville, MN 55113                     San Antonio, TX 78238
651/635-5505                            210/521-3000

43 US Hwy. Route 46E                    Safesite Inc.
Unit 701                                5405 Bandera Rd., Suite 121
Pinebrook, NJ 07058                     San Antonio, TX 78238
800/447-4791                            210/520-1841

4505 Fair Meadow Lane, Suite 102        19102 N. Creek Pkwy., Suite 110
Raleigh, NC 27607                       Bothel, WA 98011
919/787-0292                            425/402-9199


                               Exhibit H - Page 2

                                                                       EXHIBIT I


                 List of Subsidiaries, Divisions and Tradenames


Subsidiaries:

MP Receivables Company
Prescription Health Services, Inc.

Divisions:
None.

Tradenames:
None.

                                                                       EXHIBIT J


                         FORM OF SECRETARY'S CERTIFICATE

         I, __________________, the undersigned ________________ of (" "), a
________ corporation, DO HEREBY CERTIFY that:

         1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of _______________________as in effect on the date hereof.

         2. Attached hereto as Annex B is a true and complete copy of the By-laws of _____________ as in effect on the date hereof.

         3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of___________________________ [ADOPTED BY CONSENT] as of______________________, 2001, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

         4. Attached hereto as Annex D are copies of good standing certificates of___________________, certified by the Secretaries of State of the States of ___________ and ___________.

         5. The below-named persons have been duly qualified as and at all times since ________________, 2001, to and including the date hereof have been officers or representatives of_____________________ holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of_______________ the below-mentioned Receivables Transfer Agreement and all other Transaction Documents (as defined in such Receivables Transfer Agreement) to which _____________ is a party and the signatures below set opposite their names are their genuine signatures:

Name                        Office                          Signatures
                            ------                          ----------

                            =======================         =======================

                            =======================         =======================

         The representations and warranties of ________________contained in
Article III of the Amended and Restated Receivables Transfer Agreement (the "Receivables Transfer Agreement"), dated as of January 31, 2001 among Redwood Receivables Corporation, General Electric Capital Corporation, MP Receivables Company, Caremark Inc., Park Avenue Receivables Corporation and The Chase Manhattan Bank are true and correct as if made on the date hereof.

         WITNESS my hand and seal of _________________ as of this ____ day of __________, 2001.


                                             -----------------------------------
                                                            Secretary


         I, the undersigned, __________________ of _______________ , DO HEREBY
CERTIFY that _____________________ is the duly elected and qualified Secretary of____________ and the signature above is his/her genuine signature.

         WITNESS my hand as of this ____ day of __________, 2001.


                                             -----------------------------------
                                                          [OFFICER]